China Agritech, Inc. Signs 6-Year Marketing and Distribution Agreement With Odyssey International Trading Group

BEIJING, June 9, 2009 -- China Agritech, Inc. (OTC Bulletin Board: CAGC) ("China Agritech", or the “Company"), a leading national organic fertilizer manufacturer and distributor in China, today announced that it has entered into a 6-year marketing and distribution agreement with Odyssey International (Trading) Group Ltd., a  Hong Kong corporation (“Odyssey”). This strategic agreement provides for Odyssey to have the exclusive marketing and distribution rights for the Company’s Lvlingbao series of organic liquid compound fertilizers in certain markets in China and abroad.

Target markets include Central and South America, South Africa, other Asian countries and overseas markets. Lvlingbao products are a flagship series of China Agritech’s organic compound fertilizers, and they are specifically designed to enhance the growth and health of fruits and vegetables, in addition to increasing the yield of these crops.

Odyssey specializes in the international import and export of fertilizers and other chemicals, minerals and native products mainly between China and foreign countries. It has been a very dramatic achievement that Odyssey has successfully represented Canada Potash Corp. in introducing and promoting its fertilizer products into the Chinese and Asia regions. At the same time, Odyssey acts as an exclusive consultant and agent for the Canada Potash Corp. in Asia.

Mr. Yu Chang, Chairman and Chief Executive Officer of China Agritech, commented, “We chose to be associated with Odyssey due to its 25 years of business success in the importing and exporting of fertilizers, and its ability to introduce new products into new markets. With this agreement, we are confident that our high-quality organic liquid fertilizers will penetrate the global market and enhance our growth, especially in foreign markets.”

About China Agritech, Inc.

China Agritech, Inc. is engaged in the development, manufacture and distribution of liquid and granular organic compound fertilizers and related products in China. The Company has developed proprietary formulas that provide a continuous supply of high-quality agricultural products while maintaining soil fertility. The Company sells its products to farmers located in 26 provinces of China.

For more information about the Company, please visit http://www.chinaagritechinc.com ..

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Agritech and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes,” “expects," “anticipates,” “estimates” or similar expressions, including, but not limited to, statements regarding the continued demand for China Agritech's products, China Agritech's ability to sustain growth for the balance of the year and China Agritech's ability to generally meet all of its objectives. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, ability to produce and sell organic granular products in targeted markets, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the SEC. Except as required by law, China Agritech is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For more information, please contact:

In China:
Mr. Gareth Tang
Chief Financial Officer
China Agritech, Inc.
Tel:   +86-10-5962-1220
Email: gareth@chinaagritech.com

In the U.S.:
Mr. Kevin Theiss / Mr. Valentine Ding
Investor Relations
Grayling
Tel:   +1-646-284-9409
Email: kevin.theiss@us.grayling.com
            valentine.ding@us.grayling.com